US Precious Metals, Inc. (USPR) Reports Initial Geophysical/VERS Results

MARLBORO, N.J., - October 7, 2014-U.S. Precious Metals Inc. (OTCQB: USPR) received on October 6, 2014 an update from its partner, Mesa Acquisitions Group LLC (MAG) which summarized the initial results of the geophysical survey work performed on our Solidaridad Concessions in Michoacán, Mexico. To date, 11 of the 71 previously identified anomalies have been processed and analyzed with the geophysical/VERS technology and the Company is excited by the significant amounts of gold, silver and copper mineralization that have been identified. Mr. George Mesa of MAG has informed the Company that he will be with the satellite technicians overseas during the next week to review the data on the remaining 60 anomalies. As previously mentioned, these 71 anomalies are on approximately 2,000 of USPR’s 37,000 concession acreage.

In the course of performing the ground work, the sub-contractor conducted a surface sampling of 61 locations. The values were determined by geochemical analysis completed by SGS of Durango, Mexico. Of the 61 samples, 22 tested in excess of 1 g/t of gold. Of the 22 samples, 14 tested in excess of 5 g/t of gold, and 7 of these were re-analyzed because the values exceeded the test limits (>10 g/t). Upon re-analysis, the results of these 7 samples ranged from 12.06 g/t to 78.02 g/t of gold.

The Company believes that the geophysical/VERS technology utilized on its concessions is an advanced technology and has provided the Company with valuable exploration data. USPR had intended to provide specific quantities of mineralization to its shareholders. However, after discussions with regulatory authorities, the data generated by the technology (apart from the sampling data above) does not conform to SEC reporting guidelines. Therefore, grade or tonnage will be reported as confirmed by actual core drilling. The satellite and geophysical survey results have confirmed the previously identified mineralized zones from our 2008 and 2010 drilling campaigns, and, more importantly, have identified numerous additional areas of mineralization including extensions of existing mineralized zones. In addition, the geophysical surveys have mapped and pinpointed specific drilling targets.

Jerry Pane, CEO of U.S. Precious Metals, stated, “It has taken quite a bit of time and lots of energy to get to our current position, however, indications of mineralization have far exceeded my expectations. We are so impressed with this satellite technology, we are now in final negotiations to satellite the entire 37,000 acre concession for gold, copper and silver. The previous hurdles which required such a long time to get these first results such as unrest in both Mexico and Ukraine have been alleviated and I have been assured the results would be ready for the entire property within 60 days from payment.”

The Company has initiated arrangements with a third party operator to conduct a 5,000 meter core drilling campaign at an approximate cost of $1 million. Once initiated, the drilling campaign will run between 45-60 days, and the Company will announce results as drill cores are fire assayed and processed.

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About USPR:

US Precious Metals, Inc. is an exploration stage company engaged in the acquisition, exploration and development of mineral properties. We focus on gold, silver and copper primarily located in the State of Michoacán, Mexico owning exploration and exploitation concessions to approximately 37,000 contiguous acres of mineral rights, www.usprgold.com.

This press release may contain certain "forward-looking statements" relating to the business of U.S. Precious Metals, Inc. and its subsidiary. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects", “intended” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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Steve Chizzik
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